EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip D. Green and Jerry Salinas, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign the Annual Report on Form 10-K of Cullen/Frost Bankers, Inc. for the fiscal year ended December 31, 2023, to sign any and all amendments thereto, and to file such Annual Report and amendments, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ PHILLIP D. GREEN	Chairman of the Board, Director, and Chief Executive Officer (Principal Executive Officer)	January 24, 2024
Phillip D. Green

/s/ JERRY SALINAS	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 24, 2024
Jerry Salinas

/s/ CARLOS ALVAREZ	Director	January 24, 2024
Carlos Alvarez

/s/ HOPE ANDRADE	Director	January 26, 2024
Hope Andrade

/s/ CHRIS AVERY	Director	January 24, 2024
Chris Avery

/s/ ANTHONY R. CHASE	Director	January 24, 2024
Anthony R. Chase

/s/ CYNTHIA COMPARIN	Director	January 24, 2024
Cynthia Comparin

/s/ SAM DAWSON	Director	January 24, 2024
Sam Dawson

/s/ CRAWFORD H. EDWARDS	Director	January 24, 2024
Crawford H. Edwards

/s/ PATRICK B. FROST	Director	January 24, 2024
Patrick B. Frost

/s/ DAVID J. HAEMISEGGER	Director	January 24, 2024
David J. Haemisegger

/s/ CHARLES W. MATTHEWS	Director	January 24, 2024
Charles W. Matthews

/s/ JOSEPH A. PIERCE	Director	January 24, 2024
Joseph A. Pierce

/s/ LINDA B. RUTHERFORD	Director	January 24, 2024
Linda B. Rutherford

/s/ JOHN H. WILLOME	Director	January 24, 2024
John H. Willome